Exhibit 99.2
CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
Item 6. Selected Financial Data.
(In thousands except per share amounts)

	For the years ended December 31,
	2006	2005	2004 (1)	2003	2002
Operating Data: (2)
Revenues from continuing operations	$280,710	$203,021	$132,130	$53,585	$9,314
Income from continuing operations	37,542	39,716	38,213	21,385	4,601
Basic earnings from continuing operations per share	0.29	0.31	0.33	0.27	0.23
Net income	66,635	43,809	38,886	4,647	5,767
Earnings per share	0.52	0.35	0.34	0.06	0.29
Cash distributions paid	82,850	80,475	67,797	40,498	6,179
Cash distributions declared per share	0.65	0.64	0.63	0.62	0.61
Payment of mortgage principal (3)	30,339	26,272	13,206	7,864	385

Balance Sheet Data:
Total assets	$3,336,296	$2,856,501	$2,718,396	$1,639,152	$806,298
Long-term obligations (4)	1,873,841	1,510,933	1,350,764	624,069	391,504

(1)	Includes the impact of the merger with Carey Institutional Properties Incorporated in September 2004.

(2)	Certain prior year balances have been reclassified to discontinued operations.

(3)	Represents scheduled mortgage principal paid.

(4)	Represents mortgage obligations and deferred acquisition fee installments.

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